United States

Securities and Exchange Commission

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 13, 2008

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 13, 2008, International Game Technology (the “Company”) announced that, as part of its continued focus on achieving greater operational efficiencies and controlling expenses, it is reducing its global workforce by approximately 8% or approximately 460 positions.  The Company’s goal is to reduce quarterly operating costs by $20 to $25 million beginning in the second quarter of fiscal 2008.  The reduction in employees is being accomplished through a combination of early retirement and involuntary employee separation arrangements.  The Company will incur non-recurring cash charges related to the workforce reduction for severance and other one-time termination costs. The Company expects to recognize between $16 million and $21 million in charges related to workforce reductions during the first quarter of fiscal 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: November 19, 2008

By:	/s/ DANIEL R. SICILIANO
Daniel R. Siciliano Chief Accounting Officer and Treasurer